UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2021

EVERCOMMERCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40575	81-4063428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3601 Walnut Street, Suite 400
Denver, Colorado 80205
(Address of principal executive offices) (Zip Code)

(720) 647-4948
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EVCM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01          Regulation FD Disclosure.

On November 15, 2021, EverCommerce Inc. (the “Company”) filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission. In the Registration Statement, within the section “Prospectus Summary—Recent Developments,” the Company included certain updated information with respect to its pending acquisition of DrChrono Inc. and its intent to launch a potential $200 million upsize to the Company’s existing term loan facility.

A copy of the language included within the section is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference in any previous or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01          Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	“Prospectus Summary—Recent Developments” as excerpted from the Registration Statement on Form S-1 filed by the Company on November 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCOMMERCE INC.

Date: November 15, 2021	By:	/s/ Lisa Storey
Lisa Storey
General Counsel